Exhibit 99(b)

SETO Holdings, Inc. Receives Notice of Default under
Slamdance Media Group Funding Agreement

BRIARCLIFF MANOR, N.Y. , December 16, 2004 — SETO Holdings, Inc. (OTCBB-SETO.OB) said that it received a letter from counsel to Slamdance Media Group LLC claiming that SETO had breached the provisions of a July 5, 2004 agreement requiring SETO to pay an aggregate of $150,000 to Slamdance at the rate of $50,000 on each of October 15, November 15 and December 15, 2004 (the fourth and final $50,000 installment being due on January 15, 2005). Slamdance also stated that under the agreement SETO’s ownership interest in Slamdance does not vest at all unless and until SETO pays in full its $500,000 investment obligation, of which SETO has paid $300,000 to date; therefore Slamdance maintains that SETO currently has no ownership interest in Slamdance. SETO, which currently does not have the ability to make any such payments due to the recent reduction of its line of credit, believes it was legally justified in not making these payments, and SETO intends to vigorously defend itself.

Statements contained in this Release which are not historical facts are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ from projected results. Factors that could cause actual results to differ materially include risk factors detailed in the Company’s Securities and Exchange Commission filings.

Contact:

        SETO Holdings, Inc.
        Gene Pian, 914/923 5000
        Fax: 914/923-6225
        stiandecs@aol.com